EMPLOYMENT AGREEMENT

This employment agreement (the “Agreement”) is made as of the 7th day of June, 2006 by and between Douglas J. Beck (hereinafter referred to as the “Employee”) and Lev Pharmaceuticals, Inc., a Delaware corporation.
WITNESSETH:

WHEREAS, Lev Pharmaceuticals, Inc. and its subsidiaries (the “Company”) are engaged in the business of developing and commercializing therapeutic products for the treatment of inflammatory diseases, and other related enterprises; and

WHEREAS, the Company desires to continue the employment the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

WHEREAS, the Employee desires to continue employment with the Company pursuant to the terms and conditions herein set forth, superseding all prior oral and written employment agreements and term sheets and letters between the Company, its subsidiaries and/or predecessors and Employee, except as specifically set forth herein.

NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

1.1 Accrued Compensation.“Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the “Termination Date” (as defined below) but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for business expenses incurred by the Employee on behalf of the Company, pursuant to the Company’s expense reimbursement policy in effect at such time, (iii) expense allowance, and (iv) vacation pay per Company Policy.

1.2 Cause. “Cause” shall mean: (i) willful disobedience by the Employee of a reasonable, material and lawful instruction of the Board of Directors or the Chief Executive Officer of the Company consistent with the duties and functions of Employee’s position; (ii) conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) fraud, gross negligence or willful misconduct in the performance of any material duties to the Company; (iv) or a violation of any material provision of this Agreement or the Confidentiality Agreement, as defined below; or (v) excessive absences from work, other than for illness or Disability; provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (i), (iii), (iv) or (v) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

1.3  Continuation Benefits.“Continuation Benefits” shall be the continuation of the Benefits, as defined in Section 5.1, for the period from the Termination Date to end of the month in which the final Severance Payment (as defined below) installment is payable (the “Continuation Period”), at the Company's expense, less any normal payroll deductions, on behalf of the Employee and his dependents; provided, however, if any of the Benefits required to be provided by the Company during the Continuation Period under the Company’s benefit plans are, pursuant to the terms of such plans, not available to non-employees of the Company, the Company, at its sole cost and expense, less any normal payroll deductions, shall be required to provide such benefits as shall be reasonably available and substantially similar to the benefits provided to employees of the Company. The Company’s obligation hereunder with respect to the foregoing benefits shall also be limited to the extent that if the Employee obtains such benefits pursuant to a subsequent employer's benefit plan, the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Employee than the coverage and benefits required to be provided hereunder. This definition of Continuation Benefits shall not be interpreted so as to limit any benefits to which the Employee, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including, without limitation, retiree medical and life insurance benefits.

1.4 Disability. “Disability” shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of ninety consecutive days, and the Employee has not returned to his full time employment prior to the Termination Date as stated in the “Notice of Termination” (as defined below).

1.5 Notice of Termination. “Notice of Termination” shall mean a written notice from the Company, or the Employee, of termination of the Employee's employment which indicates the specific termination provision in this Agreement relied upon, if any, and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

1.6 Severance Payment. “Severance Payment” shall mean an amount equal to the lesser of the sum of (i) six months of Employee’s Base Salary in effect on the Termination Date, or (ii) Employee’s Base Salary from the Termination to the Expiration Date; provided, however, in the event of termination for Disability, the Severance Payment shall be six months of Employee’s Base Salary. The Severance Payment shall be payable as provided in Section 8.

1.7  Termination Date. Termination Date shall mean (i) in the case of the Employee's death, his date of death; and (ii) in all other cases, the date specified in the Notice of Termination; provided, however, (A) if the Employee’s employment is terminated by the Company pursuant to Section 8.1(c), the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Employee and (ii) that in the case of Disability, the Employee shall not have returned to the full-time performance of his duties during such period of at least 30 days.

ARTICLE II

EMPLOYMENT

2.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby agrees to continue the employment of Employee, and the Employee hereby accepts such employment, in the capacity of Chief Financial Officer.

ARTICLE III

DUTIES
3.1 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Board, report directly to the Chief Executive Officer of the Company and shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with his position or as may be reasonably assigned or delegated to him from time to time by the Chief Executive Officer or the Board, consistent with his position as Chief Financial Officer. Employee shall perform, in conjunction with the Company’s executive management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

(i)	Those duties attendant to the executive position with the Company for which he was hired or appointed;

(ii)	Manage the Company’s cash and investments in accordance with Board of Director guidelines;

(iii)	Establish and implement current and long range financial plans, objectives and policies, subject to the approval of the CEO and Board of Directors;

(iv)	Manage the Company’s accounting staff and accounting consultants;

(v)	Responsible for the preparation and filing of all SEC related reports and registration statements as well as all federal and state tax returns;

(vi)	Participate in the raising of capital either through public or private equity transactions or through debt;

(vii)	Participate with executive management and the Board in the planning and execution of the Company’s business plan;

(viii)	Assist in the planning and negotiations of all acquisitions and dispositions of business units;

(ix)
Promote the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers, shareholders, analysts, market makers, fund managers and others in the business community; and

(x)	Responsible for the consolidation of financial statements of all Company subsidiaries and divisions.

3.2 During the term of this Agreement and excluding periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote full business time and attention to the affairs of the Company and, to the extent necessary to discharge the responsibilities assigned hereunder, use his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company. During the term of this Agreement the Employee may, so long as it does not materially interfere with his duties hereunder: (i) subject to Article VI hereof, serve on the board of directors (or equivalent bodies) of civic, non-profit, or charitable organizations or entities unaffiliated with the Company, (ii) deliver lectures or otherwise participate in speaking engagements, and (iii) manage his personal investments and affairs.

3.3 Employee shall be based out of the Company’s principal office, currently located in New York City, New York, and undertake regular travel to the Company’s operational offices, and such other occasional travel within or outside the United States as is or may be reasonably necessary in the interests of the Company.

ARTICLE IV

COMPENSATION

4.1 During the initial twelve month period of the term of this Agreement, Employee shall be compensated at the rate of $175,000 per annum (the “Base Salary”). Commencing on the first anniversary of the Commencement Date, the Base Salary for the second twelve month period of the term shall be $183,500. Future increases, if any, shall be determined by the Board of Directors or if the Board so designates, the Compensation Committee, in its discretion, on each subsequent 12-month anniversary of the Commencement Date.

4.2 The Company shall deduct from Employee’s compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct under applicable law.

4.3 Employee may receive such other additional compensation as may be determined from time to time by the Board including bonuses and other long term compensation plans. Nothing in this subparagraph 4.3 shall be deemed or construed to require the Board to award any bonus or additional compensation.

ARTICLE V

BENEFITS

5.1 During the term hereof, the Company shall provide Employee with the following benefits, as such benefits may change from time to time (the “Benefits”): (i) group health care and insurance benefits as generally made available to the Company’s management; and (ii) such other benefits (including insurance related benefits, holiday, sick leave, personal days, etc.) obtained by the Company or made generally available to the Company’s management;

5.2 In addition, the Company shall reimburse Employee, upon presentation of the Company’s standard expense report accompanied by appropriate vouchers and other suitable documentation, incurred by Employee on behalf of the Company, provided such expenditure is consistent with Company policy.

5.3 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

54 For the term of this Agreement, Employee shall be entitled to paid vacation at the rate of three (3) weeks per annum during the initial twelve months under this Agreement and four (4) weeks per annum thereafter.

ARTICLE VI

NON-DISCLOSURE AND RESTRICTIVE COVENANTS

6.1 All terms and provisions of the Employee Confidentiality, Non-Solicitation and Invention Assignment Agreement by and between the Employee and the Company dated June 1, 2005 (the “Confidentiality Agreement”) is hereby incorporated into this Agreement in full. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in full force and effect according to its terms.

6.2 In addition to the obligations of the Employee pursuant to the Confidentiality Agreement, Employee hereby agrees that while Employee is employed by the Company, and for a period of six (6) months following termination of employment, Employee will not, either directly or indirectly, either as a principal, agent, employee, independent contractor, employer, partner or shareholder (other than as an owner of 2% or less of the stock of a public corporation) enter into or become associated with or engage in any other business, which business is primarily involved in (i) developing and/or commercializing, directly or indirectly, therapeutic products for the treatment of inflammatory diseases, including, but not limited to (A) products based on C1-esteraste inhibitor or (B) products to treat medical indications including, without limitation, hereditary angioedema, acute myocardial infarction, and other conditions in which inflammation is known or believed to play an underlying role; or (ii) is otherwise engaged in the same or similar business as the Company in direct competition with the Company, or which the Company was in the process of developing during the term of Employee’s employment with the Company. If any court shall hold that the duration of non-competition or any other restriction contained in this Article VI is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

ARTICLE VII

TERM

7.1 This Agreement shall be effective upon execution by both parties hereto and the employment term (the “Term”) shall commence as of June 7, 2006 (the “Commencement Date”). The Term shall continue for a period of two years after the Commencement Date unless sooner terminated by either the Company or Employee in accordance with the terms and conditions set forth in Article VIII.

7.2 Upon termination the Employee’s employment with the Company, the Company shall pay Employee, in addition to any other payments due hereunder, the amounts due under Article VIII.

ARTICLE VIII

TERMINATION

8.1 The Company may terminate this Agreement by giving a Notice of Termination to the Employee in accordance with this Agreement:

a.	for Disability;

b.	for Cause

c.	without Cause.

8.2 Employee may terminate this Agreement at any time by giving a Notice of Termination to the Company at least thirty days prior to the date on which such termination is to be effective, in accordance with this Agreement.

8.3  If the Employee’s employment with the Company shall be terminated, the Company shall pay and/or provide to the Employee the following compensation and benefits:

a.	if the Employee was terminated by the Company for Cause, the Accrued Compensation;

b.	if the Employee was terminated by the Company for Disability, the Accrued Compensation, the Severance Payment and the Continuation Benefits; or

c.	if termination was due to the Employee’s death, the Accrued Compensation; or

d.	if the Employee was terminated by the Company without Cause, (i) the Accrued Compensation; (ii) the Severance Payment; and (iii) the Continuation Benefits.

8.4  The amounts payable under Section 8.3, shall be paid as follows:

a.	Accrued Compensation shall be paid within ten days of the Termination Date (or earlier, if required by applicable law).

b.
If the Continuation Benefits are paid in cash, the aggregate amount of the Continuation Benefits shall be made on the first day of each month during the Continuation Period (or earlier, if required by applicable law).

c.
The Severance Payments shall be paid in equal installments on the Company’s regular pay dates over the period during which the Severance Payments are made, commencing on the first regular pay date after the Termination Date (or earlier, if required by applicable law);

8.5 The Employee shall not be required to mitigate the amount of any payment, including the value of any Continuation Benefit, provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Sections 1.3.

8.6 For a period of three years following the termination of this Agreement, Employee agrees that he will not make any negative or derogatory statements in verbal, written, electronic or any other form about the Company, including, but not limited to, a negative or derogatory statement made in, or in connection with, any article or book, on a website, in a chat room or via the internet except where such statement is required by law or regulation. During such three year period, none of the executive officers and directors shall make any negative or derogatory statements in verbal, written, electronic or any other form about the Employee, including, but not limited to, a negative or derogatory statement made in, or in connection with, any article or book, on a website, in a chat room or via the internet except where such statement is required by law or regulation.

ARTICLE IX

TERMINATION OF PRIOR AGREEMENTS

9.1 This Agreement, and the stock option, bonus plan and benefit plans, sets forth the entire agreement between the parties and supersedes all prior agreements, letters and understandings between the parties, whether oral or written prior to the effective date of this Agreement except for existing stock option agreements and the Confidentiality Agreement.

ARTICLE X

STOCK OPTIONS

10.1 As an inducement to Employee to enter into this Agreement the Company hereby grants, as of the date of this Agreement, to Employee options to purchase shares of the Company’s Common Stock, $.01 par value, as follows:

Subject to the terms and conditions of the Company’s 2004 Omnibus Incentive Compensation Plan (the “Plan”), and the terms and conditions set forth in the Stock Option Agreement which are incorporated herein by reference, the Employee is hereby granted options to purchase 125,000 shares of the Company’s Common Stock, of which options to purchase 62,500 shares shall vest on the first anniversary of the Commencement Date and the balance of 62,500 options shall vest on the second anniversary of the Commencement Date, provided that Employee continues to be an employee of the Company and subject to Section 10.2 hereto (the “Options”). The exercise price of the Options shall be equal to the closing price of the Company’s stock on the Commencement Date and shall contain such other terms and conditions as set forth in the stock option agreement. The foregoing Options shall be qualified as incentive stock options to the maximum amount as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Options shall terminate as provided in the Plan, except as otherwise modified by this Agreement.

10.2 In the event of a termination of Employee’s employment with the Company pursuant to Section 8.1(c), notwithstanding anything herein or in any stock option agreement to the contrary, the Employee’s right to purchase shares of Common Stock of the Company pursuant to any stock option or stock option plan to the extent vested as of the Termination Date, shall remain exercisable for a period of three months following the Termination Date, but in no event after the expiration of the exercise period. In the event of a termination of Employee’s employment with the Company pursuant to Section 8.1(b), options granted and not exercised as of the Termination Date shall terminate immediately and be null and void. In the event of a termination of Employee’s employment with the Company due to the Employee’s death, or Disability, the Employee’s (or his estate’s or legal representative’s) right to purchase shares of Common Stock of the Company pursuant to any stock option or stock option plan to the extent vested as of the Termination Date shall remain exercisable for a period of twelve (12) months following the Termination Date, but in no event after the expiration of the exercise period. In the event of a termination of Employee’s employment with the Company by the Employee, the Employee’s right to purchase shares of Common Stock of the Company pursuant to any stock option or stock option plan to the extent vested as of the Termination Date shall remain exercisable for a period of three months following the Termination Date, but in no event after the expiration of the exercise period.

10.3 Notwithstanding the foregoing, in the event of a Change of Control  (as defined in the Plan), the Options granted hereunder shall become immediately vested and exercisable in accordance with, and subject to, the terms and conditions of the Plan.

ARTICLE XI

ARBITRATION AND INDEMNIFICATION

11.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Article VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New York in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the American Arbitration Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

11.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, to the fullest extent permitted by law. The provisions of this Section are in addition to and not in lieu of any indemnification, defense or other benefit to which Employee may be entitled by statute, regulation, common law or otherwise.

ARTICLE XII

SEVERABILITY

If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

ARTICLE XIII

NOTICE

For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (a) personally delivered or (b) sent by (i) a nationally recognized overnight courier service or (ii) certified mail, return receipt requested, postage prepaid and in each case addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on (A) if delivered by personal service, the date of delivery thereof; (B) if delivered by a nationally recognized overnight courier service, on the first business day following deposit with such courier service; or (C) on the third business day after the mailing thereof via certified mail. Notwithstanding the foregoing, any notice of change of address shall be effective only upon receipt.

The current addresses of the parties are as follows:

IF TO THE COMPANY:	Lev Pharmaceuticals, Inc.
122 East 42nd Street
Suite 2606
New York, NY 10168

WITH A COPY TO:	Victor J. DiGioia
Goldstein & DiGioia, LLP
45 Broadway
New York, NY 10006

IF TO THE EMPLOYEE:	Douglas J. Beck

WITH A COPY TO:

ARTICLE XIV

BENEFIT

This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

ARTICLE XV

WAIVER

The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.
ARTICLE XVI

GOVERNING LAW

This Agreement has been negotiated and executed in the State of New York. The law of the State of New York shall govern the construction and validity of this Agreement.

ARTICLE XVII

JURISDICTION

Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New York, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New York.

ARTICLE XVIII

ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

Lev Pharmaceuticals, Inc.

By:
Joshua D. Schein
Chief Executive Officer

Employee

By:
Douglas J. Beck
Employee